UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

MONSTER WORLDWIDE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

The Corporation disclosed that the grantor trust referred to in its proxy statement filed in connection with its 2009 Annual Meeting on page 28 under the heading “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” is a grantor trust described in Revenue Procedure 92-64, 1992-2 C.B. 422 (sometimes known as a “rabbi trust”).

ITEM 8.01 OTHER EVENTS.

On June 5, 2009, the Compensation Committee adopted the following policy concerning “gross ups” for taxes payable by executives:

“It is the policy of the Corporation that executives should be responsible for the taxes payable by them with respect to their compensation. Therefore, the Compensation Committee does not intend to enter into new employment agreements with executive officers or material amendments of existing agreements with such persons that provide for ‘gross ups’ on excise taxes that are payable as a result of a change in control. In unusual circumstances where the Committee believes that accommodations have to be made to recruit a new executive to the Corporation, limited reimbursement for taxes payable may be included in contracts; but even in those circumstances, the ‘gross ups’ will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three year sunset provision.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By: /s/ Michael C. Miller
Name: Michael C. Miller
Title: Executive Vice President, General Counsel and Secretary

Date: June 5, 2009